CONSENT OF INDEPENDENT ACCOUNTANTS'



We consent to the reference of our firm under the caption "Experts" in the Registration Statement on Form SB-2 of INFe.com, Inc. (formerly Infocall Communications Corp.) and the inclusion therein of our report dated December 3, 1999, except Note G and O which were as of December 23, 1999, on our audits of the financial statements of INFe.com, Inc. as of November 30, 1999 and February 28, 1999.


Hoffman, Fitzgerald & Snyder, P.C.
(formerly Hoffman, Morrison & Fitzgerald, P.C.)
McLean, Virginia
August 31, 2000